Exhibit 10.208
STATEMENT OF BOARD OF DIRECTORS’ APPROVAL OF 2006 BONUSES
On May 2, 2007 our Board of Directors, at the recommendation of our Compensation and Stock Option Committee, approved 2006 bonuses payable to officers Michael Green, Georgia Theofan, Richard Bartholomew and Peter Lowry in the amounts of $155,250, $40,250, $33,823 and $34,875, respectively.
At the Compensation and Stock Option Committee’s recommendation, our Board of Directors agreed to set aside the bonus program’s use of 2006 performance objectives and instead determined to award the cash bonuses to Mr. Green, Dr. Theofan, Dr. Bartholomew and Mr. Lowry in view of their intense efforts on behalf of the Corporation in 2006. The Board approved the payment of the bonuses as follows:
•	10% of such bonuses to be payable immediately.

•	The remaining 90% of such bonuses to be payable on August 1, 2007, but (i) not to be paid then or ever unless the executive remained in the Corporation’s service through August 1, 2007, and (ii) not to be paid until after the Corporation successfully completed a financing.